UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 13, 2009

K-V Pharmaceutical Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9601 (Commission File Number)	43-0618919 (IRS Employer Identification No.)

One Corporate Woods Drive
Bridgeton, MO	63044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
As previously disclosed in the Current Report on Form 8-K filed by K-V Pharmaceutical (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on September 15, 2009, the Company on September 14, 2009 received an action by written consent of stockholders, which written consents were supplemented on October 28, 2009 (the “Written Consent”), relating to the adoption by certain stockholders of certain amendments to the Company’s By-Laws (the “Amendments”). The Company had retained IVS Associates, Inc. in connection with the receipt of the Written Consent to serve as inspector of elections to tally the votes represented by the Written Consent.
On November 13, 2009, the inspector of elections certified that the votes represented by the Written Consent are sufficient to approve the matters set forth in the Written Consent.
The Company intends to file with the SEC a Schedule 14C Information Statement regarding the Amendments. After the SEC review period has been satisfied, the Company will distribute to the Company’s stockholders such Schedule 14C Information Statement to notify them of the Amendments in accordance with the rules and regulations of the SEC. Pursuant to the rules and regulations of the SEC, the Schedule 14C Information Statement must be sent to stockholders at least 20 calendar days prior to the earliest date on which the proposed corporate action may be taken.
A copy of the press release issued by the Company on November 13, 2009 in connection with the foregoing is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 13, 2009*

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company
By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: November 13, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 13, 2009*

*	Filed herewith